UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2011

China Bus Group Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53399	75-3264750
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Sitaizi Tengfei Building, 3rd Fl, Huanggu District, Shenyang, PRC 110034
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-24-8973-6644

Alpine Alpha 3, Ltd.
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 3, 2011, Alpine Alpha 3, Ltd. (the “Company”) filed a Certificate of Ownership and Merger with the Delaware Secretary of State (the “Merger Certificate”) to effectuate a merger of the Company’s wholly owned subsidiary, Zhangwo USA Holdings Group, Inc., with and into the Company pursuant to an Agreement and Plan of Merger dated as of April 27, 2011 between the two companies (the “Merger Agreement”). In connection with the merger, the name of the Company was changed to China Bus Group Company. The merger and name change became effective on June 3, 2011. Copies of the Merger Certificate and the Merger Agreement are filed herewith as Exhibits 3.1and 10.1, respectively.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

EXHIBIT INDEX
Exhibit Number	Description
3.1	Certificate of Ownership and Merger filed with the Delaware Secretary of State on June 3, 2011.
10.1	Agreement and Plan of Merger dated as of April 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA BUS GROUP COMPANY
(Registrant)

Date: June 6, 2011	By:	/s/ Zhangwo Xu
Chief Executive Officer and President